UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2021

Argo Group International Holdings, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Pitts Bay Road P.O. Box HM 1282 Hamilton HM FX	P.O. Box HM 1282
Pembroke HM 08	Hamilton HM FX
Bermuda	Bermuda
(Address, Including Zip Code, of Principal Executive Offices)	(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $1.00 per share	ARGO	New York Stock Exchange
Guarantee of Argo Group U.S., Inc. 6.500% Senior Notes due 2042	ARGD	New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Resettable Fixed Rate Preference Share, Series A, Par Value $1.00 Per Share	ARGOPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

Effective August 6, 2021, Matthew J. Harris resigned as Group Head of International Operations of Argo Group International Holdings, Ltd. (the “Company”) and the Board of Directors agreed to waive the contractual notice period under his Employment Contract dated August 1, 2017 (“Employment Contract”) and make the resignation effective immediately. In connection with Mr. Harris’s resignation, Mr. Harris and the Company entered into a Separation Agreement dated August 9, 2021 (the “Separation Agreement”). Under the Separation Agreement, Mr. Harris will receive the six months’ pay that he would have been eligible to receive during his notice period pursuant to his Employment Contract, in a lump sum payment, less applicable deductions and withholdings.

The foregoing summary of the terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

On August 11, 2021, as part of the Company’s efforts to continue to streamline management and reduce expenses, Timothy Carter’s employment with the Company was terminated without cause. Mr. Carter is eligible for severance benefits under the Executive Severance Plan. Subject to his timely execution and non-revocation of a release of claims and continued compliance with certain restrictive covenants (including confidentiality, non-disparagement, non-competition, and non-solicitation covenants), he will be eligible to receive the following severance benefits: (i) an amount equal to 0.75 times his annual base salary; (ii) an amount equal to the annual cash incentive payment for the year of termination, based on actual performance, prorated based on the number of days he remained an employee, to be paid on the date the annual cash incentive payment is paid to participants generally; and (iv) if Mr. Carter timely elects COBRA continuation coverage, payment by the Company of an amount equal to the difference between the cost of such COBRA continuation coverage and the amount active employees pay for health coverage through the earlier of the end of the nine-month period following the date of termination and Mr. Carter becoming eligible for health insurance coverage under another employer’s plan.

Item 7.01	Regulation FD Disclosure

On August 12, 2021, the Company issued a press release announcing certain management changes including the departures of Messrs. Harris and Carter described above, the appointment of Andrew Borst as Interim President of International Operations and the appointment of Susan Comparato as Chief Administrative Officer, replacing Mr. Borst who previously held this role. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

This Item 7.01 and Exhibit 99.1 are furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

No.	Exhibit

10.1	Separation Agreement by and between Matthew Harris and Argo Management Services Limited dated August 9, 2021*

99.1	Press Release issued by Argo Group International Holdings, Ltd. dated August 12, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2021	ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ Scott Kirk
Name: Scott Kirk
Title: Chief Financial Officer